EXHIBIT 99.1

                                                                [Chevron Logo]
Chevron Corporation
Public Affairs
P.O. Box 7753
San Francisco, CA 94120-7753
Phone 415 894 4246

NEWS

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------

                  CHEVRON TO ADOPT NEW ACCOUNTING STANDARD


	SAN FRANCISCO, Jan. 4 -- Chevron Corporation announced today that it will adopt, effective in the fourth quarter of 1995, Statement of Financial
Accounting Standards No. 121, which establishes a uniform approach for recognizing and measuring impairment of long-lived assets. In connection with the adoption of the new accounting standard, the company undertook a comprehensive review of its fixed assets. As a consequence, Chevron expects to take a non-cash after-tax charge of approximately $800 million in the 1995 fourth quarter.

	Nearly 85 percent of the charge relates to the adoption of the new accounting standard, which primarily affected the company's domestic oil and gas producing properties. Impairment of these properties under the new standard is determined on an individual field basis, whereas the company previously evaluated impairment using an aggregated approach.

	Also included in the charge are various adjustments to other asset carrying values, including certain assets made obsolete by the company's conversion of its two West Coast refineries to produce the new California-mandated reformulated gasolines.

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1/4/96

CONTACTS:     Mike Libbey        -- (415) 894-4440
              Meeks Vaughan      -- (415) 894-9376